EXHIBIT 99.12
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                                    EXHIBIT C

                          SOFTWARE AND HARDWARE ASSETS

THE FOLLOWING ASSETS USED EXCLUSIVELY IN THE AUDIT BUSINESS:

Software
Application software with documentation, source code, compilers and related tools
Operating system with documentation, source code, compilers and related tools BIOS with source code, compilers and related tools
PC software used to transfer files including documentation
Documentation for peripherals
All drivers and related source code
Other related items as determined necessary

Hardware
Design Files
Schematics
Board Layouts
Gerbers
ASIC/FPGA Designs
CAD Designs
CPU and ASIC/FPGA development kits with Licenses
Parts and Parts Suppliers
Bill of Materials
Notes for repairs and modifications
Other related items as determined necessary to run the Audit Business products currently sold by NDI.



Quality Control
Documentation of QC Procedures
Service Records
Warranty Dates
QC Release Records
Complaint Resolution records
Other related items as determined necessary